INDEPENDENT AUDITORS' CONSENT




Centennial New York Tax Exempt Trust:

We hereby consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-23494 of our report dated July 24, 1995 on the financial statements of Centennial New York Tax Exempt Trust appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
October 27, 1995